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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):       September 8, 1997
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                          The Williams Companies, Inc.
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             (Exact name of registrant as specified in its charter)


  Delaware                         1-4174                       73-0569878
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(State or other                  (Commission                 (I.R.S. Employer
jurisdiction of                  File Number)               Identification No.)
incorporation)


One Williams Center, Tulsa, OK                                    74172
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(Address of principal executive offices)                        (zip code)


Registrant's telephone number, including area code:         918/588-2000
                                                   -----------------------------


Not Applicable
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(Former name or former address, if changed since last report)


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Item 5.  Other Events

        Beginning September 8, 1997, the Company and certain of its subsidiaries are undertaking a debt restructuring plan expected to lower their long-term interest rates. The debt retirements will be accomplished by redemptions, open-market repurchases and tender offers for certain debt securities.

        Based on market conditions, estimated purchases and other factors, the company expects from $1.1 billion to $1.4 billion to be refinanced at rates that reduce Williams annual interest expense in the range of $18 million to $24 million, beginning in the fourth quarter of 1997. The cost of the debt retirement based on these estimated levels would result in an after-tax charge to earnings in 1997 to $56 million to $80 million or an estimated 33 cents to 48 cents per share.

        The Company currently intends to finance its purchases and redemptions of debt securities through a combination of long- and short-term borrowings under various credit arrangements and available cash. The purchases and redemptions are not contingent upon any financing condition.

Item 7.  Financial Statements and Exhibits

        The following exhibit is filed as part of this report:

        Exhibit 99. Copy of the Company's press release, dated September 8, 1997, publicly announcing the action reported herein.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE WILLIAMS COMPANIES, INC.



Date: September 8, 1997                 By:    /S/ DAVID M. HIGBEE
                                           ---------------------------
                                        Name:  David M. Higbee
                                        Title: Secretary
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                                EXHIBIT INDEX




EXHIBIT
NUMBER                           DESCRIPTION
- ------                           -----------
99              Copy of the Company's Press release, dated September 8, 1997, publicly announcing the action reported herein.